Exhibit 4.1

EXECUTION VERSION

AMENDMENT NO. 6 TO NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 6 TO NOTE PURCHASE AGREEMENT, dated as of June 30, 2014 but effective as of the Effective Date (as defined in Section 4 hereof) (this “Amendment”), to the Note Purchase Agreement dated as of June 19, 2012, as amended by Amendment No. 1 thereto dated as of January 15, 2013, Amendment No. 2 thereto dated as of May 8, 2013, Amendment No. 3 thereto dated as of September 30, 2013, Amendment No. 4 thereto dated as of November 5, 2013, and Amendment No. 5 thereto dated as of December 23, 2013 (such note purchase agreement, as so amended, being referred to herein as the “Existing Note Purchase Agreement” and as the same shall be further amended hereby, the “Note Purchase Agreement”), is among NGL Energy Partners LP, a Delaware limited partnership (the “Company”), the Guarantors (solely with respect to Section 7(c) hereof) and the holders of Notes listed on the signature pages hereto (collectively, the “Noteholders”).

RECITALS:

A.            The Company and the Purchasers party thereto have previously entered into the Existing Note Purchase Agreement.  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Existing Note Purchase Agreement.

B.            The Guarantors entered into that certain Guaranty Agreement dated as of June 19, 2012 (as heretofore amended, supplemented or otherwise modified, the “Guaranty Agreement”).

C.            The Company has requested certain amendments to the Existing Note Purchase Agreement as more fully described herein below.

D.            The Noteholders have agreed to such amendments, subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon all of the representations and warranties of the Company, set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants, terms, conditions, representations and warranties herein contained, the parties hereto hereby agree as follows:

Section 1.  AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT.  Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties of the Company herein contained, the Company and the Noteholders hereby agree to amend the Existing Note Purchase Agreement as set forth below, effective as of the Effective Date:

(a)           Sections 9.12(b) and 9.12(c) of the Existing Note Purchase Agreement are hereby amended and restated in their entirety as follows:

“(b)         (i) Keep the Risk Management Policy in full force and effect, and in accordance therewith, conduct its business in compliance with the Risk Management Policy, and (ii) ensure that the Note Parties’ Net Open Positions at no time exceed (A) 350,000 barrels or barrel equivalents of Crude Oil, (B) 450,000 barrels of Natural Gas Liquids, (C) 1,500,000 MMBTUs of Natural Gas or (D) 550,000 barrels or barrel equivalents of refined petroleum products (including renewables).

(c)           Provide written notice to the holders of Notes of any material amendment, modification, supplement or other change to the Risk Management Policy not later than 10 Business Days after any such amendment, modification, supplement or other change; provided that changes in personnel reflected in the Risk Management

Policy will not be deemed “material” for purposes of this Section 9.12(c) and provided further that no changes shall be made by the Note Parties that would have the effect of causing the Note Parties’ Net Open Positions to exceed (i) 350,000 barrels or barrel equivalents of Crude Oil, (ii) 450,000 barrels of Natural Gas Liquids, (iii) 1,500,000 MMBTUs of Natural Gas or (iv) 550,000 barrels or barrel equivalents of refined petroleum products (including renewables).”

(b)           The definition of “Subsidiary” in Schedule B to the Existing Note Purchase Agreement is hereby amended by adding the following sentence as a new sentence at the end of such definition:

“Anything in this Agreement or any other Note Document to the contrary notwithstanding, neither TLP nor any of its Subsidiaries shall be deemed to be a Subsidiary of any of the Note Parties or any of their respective Subsidiaries for any purpose under this Agreement (including, without limitation, for purposes of Section 9.15 hereof) or any other Note Document, notwithstanding that TLP GP, the general partner of TLP, will be a wholly-owned Subsidiary of the Company upon the effectiveness of the TransMontaigne Acquisition or for any other reason.”

(c)           Schedule B to the Existing Note Agreement is hereby further amended by adding the following definitions in their proper alphabetical order:

“‘TLP’ means TransMontaigne Partners L.P., a Delaware limited partnership.”

“‘TLP GP’ means TransMontaigne GP L.L.C., a Delaware limited liability company.”

“‘TransMontaigne Acquisition’ means the acquisition of TransMontaigne Inc. by the Company scheduled to occur on or about July 1, 2014 and pursuant to which the Company will acquire an ownership interest in TLP equal to 19.7%.”

Section 2.  LIMITED WAIVER.  With respect to any non-delivery of consolidating financial statements that were to be delivered by the Company pursuant to Section 7.1(a) or 7.1(b) of the Existing Note Purchase Agreement from the date of the Closing until the Effective Date, the Required Holders hereby waive any breach of Section 7.1(a) or 7.1(b) of the Existing Note Purchase Agreement by the Company arising from such failure to deliver financial statements on a consolidating basis.  This limited waiver shall not be construed as a waiver of any other provision of the Note Purchase Agreement or any other Note Document or for any purpose except as expressly set forth herein or a consent to any further or future action on the party of any Note Party that would require the waiver or consent of the Noteholders.

Section 3.  LIMITED RELEASE.  Consistent with the exclusion of TLP and its Subsidiaries from the definition of “Subsidiary” under the Note Purchase Agreement and the other Note Documents, in connection with any Disposition of the Equity Interests of TLP permitted under the Note Purchase Agreement, the Required Holders hereby authorize the release of any Lien on such Equity Interests of TLP (to the extent such Equity Interests become Collateral at any time) arising under the Security Documents.

Section 4.  EFFECTIVENESS OF AMENDMENTS, LIMITED WAIVER AND LIMITED RELEASE.  The amendments set forth in Section 1 of this Amendment, the limited waiver set forth in Section 2 of this Amendment and the limited release set forth in Section 3 of this Amendment shall become effective (the date of such effectiveness being referred to herein as the “Effective Date”) upon the satisfaction of each of the conditions provided immediately below in this Section 4 (with each of the

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documents referred to below being in form and substance satisfactory to the Required Holders and in full force and effect):

(a)           Execution and Delivery of this Amendment.  The Noteholders shall have received a copy of this Amendment duly executed and delivered by the Company and the Guarantors, and by the Noteholders constituting the Required Holders.

(b)           Representations and Warranties.  Each of the representations and warranties of the Company made in this Amendment shall be true and correct on and as of the Effective Date.

(c)           Amendment to Credit Agreement.  The Noteholders shall have received a copy of an amendment in respect of the Credit Agreement, dated on or prior to the date hereof, in form and substance satisfactory to the Required Holders and executed and delivered by the Note Parties, the Administrative Agent and the Required Lenders (as defined in the Credit Agreement).

(d)           Amendment to Intercreditor Agreement.  The Noteholders shall have received a copy of an amendment in respect of the Intercreditor Agreement, dated on or prior to the date hereof, in form and substance satisfactory to the Required Holders and executed and delivered by the Note Parties and the Secured Parties constituting the Requisite Secured Parties (as defined in the Intercreditor Agreement).

(e)           Proceedings and Documents.  All corporate and other proceedings pertaining directly to this Amendment and all documents and instruments directly incident to this Amendment shall be satisfactory to the Required Holders and their special counsel, and the Noteholders and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Required Holders or such special counsel may reasonably request.

Section 5.  REPRESENTATIONS AND WARRANTIES; NO DEFAULT.  To induce the Noteholders to enter into this Amendment, the Company (by delivery of its counterpart to this Amendment) hereby (i) represents and warrants to the Noteholders that after giving effect to this Amendment and the contemporaneous amendments to the Credit Agreement and the Intercreditor Agreement, its representations and warranties contained in the Note Purchase Agreement are true and correct in all material respects (except for those representations and warranties qualified by “materiality,” “Material Adverse Effect” or a like qualification, which shall be correct in all respects) on and as of the Effective Date with the same effect as though made on and as of the Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects (except for those representations and warranties qualified by “materiality,” “Material Adverse Effect” or a like qualification, which were true in all respects) as of such earlier date), (ii) represents and warrants to the Noteholders that in connection with this Amendment and all other documents delivered in connection herewith it (x) has the requisite power and authority to make, deliver and perform the same, (y) has taken all necessary limited partnership action to authorize its execution, delivery and performance of the same, and (z) has duly executed and delivered the same and (iii) except to the extent waived herein, certifies that no Default or Event of Default exists under any of the Note Documents (both immediately before and after giving effect to this Amendment) or will result from the making of this Amendment.

Section 6.  EXPENSES.  The Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all reasonable out-of-pocket expenses and costs incurred by the Noteholders relating to this Amendment, including, but not limited to, the reasonable fees and disbursements of Baker Botts L.L.P., incurred in connection with the preparation, negotiation and delivery of this Amendment, and all other related documentation.  This Section 6 shall not be construed to limit the Company’s obligations under Section 15.1 of the Existing Note Purchase Agreement.

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Section 7.  MISCELLANEOUS.

(a)           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, the parties hereto.  Delivery of this Amendment may be made by telecopy or electronic transmission of a duly executed counterpart copy hereof; provided that any such delivery by electronic transmission shall be effective only if transmitted in .pdf format, .tif format or other format in which the text is not readily modifiable by any recipient thereof.

(c)           Affirmation of Obligations.  Notwithstanding that such consent is not required under the Guaranty Agreement, or any of the other Note Documents to which it is a party, each of the Guarantors consents to the execution and delivery of this Amendment by the parties hereto.  As a material inducement to the undersigned to amend the Existing Note Purchase Agreement, each of the Guarantors (i) acknowledges and confirms the continuing existence, validity and effectiveness of the Guaranty Agreement and each of the other Note Documents to which it is a party and (ii) agrees that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect its obligations thereunder.

(d)           Note Document.  This Amendment is a Note Document and all of the provisions of the Note Purchase Agreement which apply to Note Documents apply hereto.

(Remainder of Page Intentionally Left Blank; Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the Effective Date.

NGL ENERGY PARTNERS LP

By:	NGL Energy Holdings LLC,
its general partner

	By:	/s/ Atanas H. Atanasov
	Name:	Atanas H. Atanasov
	Title:	Chief Financial Officer and Treasurer

Signature Page to Amendment No. 6 to Note Purchase Agreement

The foregoing is hereby agreed to as of the date hereof:

NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY

OF AMERICA, as a Noteholder

By:	/s/ Matthew Baker
Name:	Matthew Baker
Title:	Vice President

PRUCO LIFE INSURANCE COMPANY,

as a Noteholder

By:	/s/ Matthew Baker
Name:	Matthew Baker
Title:	Assistant Vice President

UNIVERSAL PRUDENTIAL ARIZONA

REINSURANCE COMPANY, as a Noteholder

By:         Prudential Investment Management, Inc.,

as investment manager

By:	/s/ Matthew Baker
Name:	Matthew Baker
Title:	Vice President

PRUDENTIAL ARIZONA REINSURANCE

CAPTIVE COMPANY, as a Noteholder

By:         Prudential Investment Management, Inc.,

as investment manager

By:	/s/ Matthew Baker
Name:	Matthew Baker
Title:	Vice President

Signature Page to Amendment No. 6 to Note Purchase Agreement

PRUDENTIAL ARIZONA REINSURANCE

UNIVERSAL COMPANY, as a Noteholder

By:         Prudential Investment Management, Inc.,

as investment manager

By:	/s/ Matthew Baker
Name:	Matthew Baker
Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND

ANNUITY COMPANY, as a Noteholder

By:         Prudential Investment Management, Inc.,

as investment manager

By:	/s/ Matthew Baker
Name:	Matthew Baker
Title:	Vice President

Signature Page to Amendment No. 6 to Note Purchase Agreement

AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to

AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY)

AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to

AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE)

AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to

SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY)

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

COMMERCE AND INDUSTRY INSURANCE COMPANY

NEW HAMPSHIRE INSURANCE COMPANY

CHARTIS PROPERTY CASUALTY COMPANY

By:         AIG ASSET MANAGEMENT (U.S.), LLC, Investment Adviser

By:	/s/ Curtis F. Sullivan
Name:	Curtis F. Sullivan
Title:	Vice President

Signature Page to Amendment No. 6 to Note Purchase Agreement

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF

AMERICA, as a Noteholder

By:	/s/ Andrew M. Leicester
Name:	Andrew M. Leicester
Title:	Director

Signature Page to Amendment No. 6 to Note Purchase Agreement

SUNLIFE ASSURANCE COMPANY OF CANADA, as a Noteholder

By:	/s/ Keith Cressman
Name:	Keith Cressman
Title:	Senior Managing Director

By:	/s/ Neil Cameron
Name:	Neil Cameron
Title:	Senior Managing Director

Signature Page to Amendment No. 6 to Note Purchase Agreement

Agreed to and acknowledged by the undersigned solely with respect to Section 7(c) hereof:

GUARANTORS:

HICKSGAS, LLC
NGL ENERGY OPERATING LLC
NGL-MA REAL ESTATE, LLC
NGL-MA, LLC
NGL-NE REAL ESTATE, LLC
NGL LIQUIDS, LLC
NGL PROPANE, LLC
NGL SUPPLY WHOLESALE, LLC
NGL SUPPLY TERMINAL COMPANY, LLC
OSTERMAN PROPANE, LLC

By:	/s/ Atanas H. Atanasov
Name:	Atanas H. Atanasov
Title:	Chief Financial Officer and Treasurer

Signature Page to Amendment No. 6 to Note Purchase Agreement

ANDREWS OIL BUYERS, INC.
ANTICLINE DISPOSAL, LLC
CENTENNIAL ENERGY, LLC
CENTENNIAL GAS LIQUIDS ULC
HIGH SIERRA COMPRESSION, LLC
HIGH SIERRA CRUDE OIL & MARKETING, LLC
HIGH SIERRA ENERGY, LP (by High Sierra Energy GP, LLC, its general partner)
HIGH SIERRA ENERGY MARKETING, LLC
HIGH SIERRA ENERGY OPERATING, LLC
HIGH SIERRA TRANSPORTATION, LLC
LOTUS OILFIELD SERVICES, L.L.C.
NGL CRUDE LOGISTICS, LLC
NGL CRUDE TRANSPORTATION, LLC
NGL ENERGY HOLDINGS II, LLC
NGL ENERGY LOGISTICS, LLC
NGL CRUDE TERMINALS, LLC
NGL CRUDE CUSHING, LLC
NGL CRUDE PIPELINES, LLC
NGL CRUDE CANADA HOLDINGS, LLC
NGL MARINE, LLC
NGL SHIPPING AND TRADING, LLC
NGL WATER SOLUTIONS EAGLE FORD, LLC
NGL WATER SOLUTIONS, LLC
NGL WATER SOLUTIONS PERMIAN, LLC
NGL WATER SOLUTIONS DJ, LLC
PETRO SOURCE TERMINALS, LLC

By:	/s/ Atanas H. Atanasov
Name:	Atanas H. Atanasov
Title:	Chief Financial Officer and Treasurer

Signature Page to Amendment No. 6 to Note Purchase Agreement